                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                               (Amendment No. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

                    JARDINE FLEMING CHINA REGION FUND, INC.
                    ---------------------------------------
                (Name of Registrant as Specified in its Charter)

                    JARDINE FLEMING CHINA REGION FUND, INC.
                    ---------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
     _________________________________________________________
2)   Aggregate number of securities to which transaction applies:
     _________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
     _________________________________________________________
4)   Proposed maximum aggregate value of transaction:
     _________________________________________________________
5)   Total fee paid.
     _________________________________________________________
[ ]  Fee paid previously with preliminary materials.
     _________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing,

     1)   Amount previously paid:
     _________________________________________________________
     2)   Form, schedule, or Registration Statement no.:
     _________________________________________________________
     3)   Filing party:
     _________________________________________________________
     4)   Date filed:
     _________________________________________________________

                                     (LOGO)

                    JARDINE FLEMING CHINA REGION FUND, INC.

                             100 East Pratt Street

                           Baltimore, Maryland 21202

Dear Shareholder:

    You are cordially invited to attend the Special Meeting of Shareholders of the Jardine Fleming China Region Fund, Inc. (the "Fund") to be held at One Liberty Plaza, 39th Floor Conference Center, New York, NY 10006, on Monday, October 30, 2000, at 10:00 a.m.

    Jardine Fleming International Management Inc. ("JFIMI") currently serves as the Fund's investment advisor. JFIMI is an indirect subsidiary of Robert Fleming Holdings Limited ("RFH"). On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired a majority interest in RFH. This transaction resulted in a change of control of JFIMI. Under the Investment Company Act of 1940, the investment advisory and management agreement between the Fund and JFIMI (the "Agreement") was immediately terminated upon consummation of the transaction. Because of this termination, a new agreement now must be approved by the Fund's shareholders and the Board of Directors of the Fund (the "Board"). On September 14, 2000, the Board decided to recommend to shareholders a new agreement that is virtually identical to the old one.

    Accordingly, you are being asked to vote on this matter. The Board has given full and careful consideration to this matter and, in its judgment, has determined that the proposal is in the best interest of the Fund and its shareholders. The Board therefore recommends that you read the enclosed materials carefully and vote "FOR" the proposal.

    Your vote is important. To assure your representation at the meeting, please vote by signing and dating the enclosed proxy and returning it promptly in the accompanying envelope, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.
If you have any questions about this proxy solicitation, the transaction with Chase, or voting your shares, please do not hesitate to contact us toll-free at 1-800-638-8540.

Sincerely,

The Rt. Hon. The Earl of Cromer
Chairman

                                     (LOGO)

                    JARDINE FLEMING CHINA REGION FUND, INC.

                             100 East Pratt Street

                           Baltimore, Maryland 21202

                              QUESTIONS & ANSWERS

WE RECOMMEND THAT YOU READ ALL OF THIS PROXY STATEMENT. FOR YOUR CONVENIENCE, WE HAVE PROVIDED A BRIEF OVERVIEW OF THE ISSUE TO BE VOTED UPON AT THE SPECIAL MEETING OF SHAREHOLDERS.

Q:  WHAT IS HAPPENING?

A: On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired Robert Fleming Holdings Limited ("RFH"), the indirect corporate parent of Jardine Fleming International Management, Inc. ("JFIMI"). JFIMI is the investment advisor for the Jardine Fleming China Region Fund, Inc. (the "Fund"). As a result of this acquisition, there has been a change of control of JFIMI which requires the Fund to enter into a new investment advisory and management agreement. We are convening a Special Meeting of Shareholders to give the Fund's shareholders the opportunity to approve a new investment advisory and management agreement for the Fund.

Q:  WHY AM I BEING ASKED TO VOTE?

A: The Investment Company Act of 1940, which regulates investment companies in the United States such as the Fund, requires a shareholder vote to approve a new investment advisory and management agreement whenever there is a change in control of a fund's investment advisor.

Q:  HOW WILL THE NEW AGREEMENT AFFECT MY SHARES?

A: The Fund and its investment objectives will remain the same. JFIMI's fee structure, and underlying expenses will not change as a result of the acquisition of RFH by Chase. JFIMI does, however, expect to change its name to reflect its status as a part of the new Chase Flemings Asset Management organization. The primary consequence of the transaction is that RFH became a subsidiary of Chase. The new investment advisory and management agreement between the Fund and JFIMI would be virtually identical to the old investment advisory and management agreement and calls for JFIMI to operate as it has done in the past. You will continue to receive the same level of services that you have come to expect over the years.

Q:  WILL THE INVESTMENT ADVISORY FEES BE THE SAME?

A: Yes, the investment advisory fees paid by the Fund to JFIMI will remain the same.

Q:  WILL MY VOTE MAKE A DIFFERENCE?

A: Yes, your vote is needed to ensure that the new investment advisory and management agreement is approved. It is important that as many shareholders as possible be represented in the voting process.

Q:  HOW DOES THE BOARD SUGGEST THAT I VOTE?

A: The Board of Directors for the Fund recommends that you vote "FOR" the proposed new investment advisory and management agreement between the Fund and JFIMI.

Q:  WHO IS PAYING FOR EXPENSES RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS?

A: All costs of the proxy solicitation and the Special Meeting of Shareholders will be paid by JFIMI. None of the costs associated with the transaction or this shareholder vote will be borne by the Fund.

Q:  WHO DO I CALL IF I HAVE QUESTIONS?

A: We will be happy to answer your questions about the proxy solicitation. Please call us at 1-800-638-8540.

Q:  WHERE DO I MAIL MY PROXY CARD?

A:  You may use the enclosed postage paid envelope or mail your proxy card to:

    Boston Equiserve, P.O. Box 9391, Boston, MA 02205-9969

                                     (LOGO)

                    JARDINE FLEMING CHINA REGION FUND, INC.

                             100 East Pratt Street

                           Baltimore, Maryland 21202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 30, 2000

    A Special Meeting (the "Meeting") of Shareholders of Jardine Fleming China Region Fund, Inc. (the "Fund") will be held at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, on Monday, October 30, 2000, at 10:00 a.m., to consider and act upon a proposal to approve the new Investment Advisory and Management Agreement between the Fund and Jardine Fleming International Management Inc. ("JFIMI"), pursuant to which JFIMI will continue to serve as the investment advisor with respect to the assets of the Fund.

    Tuesday, October 3, 2000, was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

                               BY ORDER OF THE BOARD OF DIRECTORS

                                         Henry H. Hopkins
                                         Assistant Secretary
Baltimore, Maryland
October 11, 2000

             YOUR VOTE IS IMPORTANT -- Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Jardine Fleming China Region Fund, Inc. Special Meeting of Shareholders.

                                     (LOGO)

                    JARDINE FLEMING CHINA REGION FUND, INC.

                100 East Pratt Street Baltimore, Maryland 21202

                                PROXY STATEMENT

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jardine Fleming China Region Fund, Inc. (the "Fund") of proxies to be voted at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held at One Liberty Plaza, 39th Floor Conference Center, New York, NY 10006, on Monday, October 30, 2000, at 10:00 a.m., and at any adjournments thereof, to consider and act upon a proposal to approve the new investment advisory and management agreement between the Fund and Jardine Fleming International Management Inc. ("JFIMI"), pursuant to which JFIMI will continue to serve as the investment advisor with respect to the assets of the Fund. The enclosed proxy and this Proxy Statement are being sent to the Fund's shareholders on or about October 11, 2000.

    The cost of soliciting proxies and preparing the proxy materials will be borne by JFIMI. The Fund's brokers, custodians, nominees, and fiduciaries are to forward solicitation material to the beneficial owners of stock held of record and JFIMI will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition, proxies may be solicited personally or by telephone by directors, officers, and employees of the Fund without additional compensation to them.

    The Fund's Board of Directors has selected Kirk Joy and Forrest Foss, and each of them, to act as proxies with full power of substitution. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on or otherwise provided in each proxy. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" the proposal. Any proxy may be revoked at any time prior to its exercise by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Baltimore address indicated above or by voting in person at the Meeting. Unmarked proxy cards will be voted for approval of the new investment advisory and management agreement. A shareholder who attends the Meeting, however, is not required to revoke the proxy and vote in person.

    The Board of Directors has fixed the close of business on Tuesday, October 3, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. At that date, there were outstanding and entitled to vote 8,830,272 shares of Common Stock, par value $0.01 per share. Shareholders of the Fund on that date will be entitled one vote on each matter to be voted for each share held.
The required majority for approval of the new investment advisory and management agreement is the lesser of:

    (1)   67% of the outstanding shares of the Fund present at the Meeting; or

    (2)   More than 50% of the outstanding shares of the Fund.

    A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and "broker non-votes" will be treated as shares that are present but which have not been voted. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to the proposal because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power.

    In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposal in favor of an adjournment and will vote those proxies required to be voted "AGAINST" the proposal against any adjournment.

    The principal executive offices of the Fund are located at 100 East Pratt Street, Baltimore, Maryland 21202.

                               PRINCIPAL HOLDERS

    As of October 3, 2000, to the knowledge of the Fund, the following shareholder had beneficial ownership of more than five percent of its outstanding shares.

Title of Class  Name and Address of     Amount and Nature of  Percent of Class
                Beneficial Owner        Beneficial Ownership
--------------------------------------------------------------------------------
Common Stock    President and Fellows   1,751,600 shares;     19.8%
                of Harvard College c/o  Direct Ownership
                Harvard Management
                Company, Inc. 600
                Atlantic Avenue,
                Boston, Massachusetts
                02210
--------------------------------------------------------------------------------
Common Stock    Eternity Ltd.,          515,800 shares        5.8%
                Templeton Building
                Lyford Cay, P.O. Box
                N-7776, Nassau Bahamas
--------------------------------------------------------------------------------

                                    PROPOSAL
                                    --------
                        TO APPROVE OR DISAPPROVE THE NEW
                        --------------------------------
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                  --------------------------------------------

  BACKGROUND & ACQUISITION OF ROBERT FLEMING HOLDINGS LTD. BY CHASE MANHATTAN

    Jardine Fleming International Management Inc. ("JFIMI"), incorporated in the British Virgin Islands in 1992 and registered as an investment advisor under the Investment Advisers Act of 1940, currently serves as the investment advisor to the Jardine Fleming China Region Fund, Inc. (the "Fund"). Prior to August 1, 2000, JFIMI was an indirect subsidiary of Robert Fleming Holdings Limited ("RFH"), a global asset management and investment banking group. RFH owned a 90% interest in JFIMI and Jardine Matheson Holdings Limited owned the remaining 10%. On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired 100% of the issued share capital of RFH. On August 15, 2000, Chase acquired Jardine Matheson's remaining 10% interest in JFIMI, thereby making JFIMI a wholly-owned subsidiary of Chase. The acquisition of RFH, now called Chase Flemings, resulted in a change of control of JFIMI. Under the Investment Company Act of 1940, this change of control was an "assignment" which caused the immediate termination of the Investment Advisory and Management Agreement dated as of July 16, 1992 (the "Prior Agreement"). The Board of Directors of the Fund (the "Board") approved a temporary agreement (the "Interim Agreement") which will terminate automatically on December 28, 2000 (150 days subsequent to the consummation of the Chase acquisition of RFH). The Interim Agreement's function is to allow time for shareholders to vote on a new agreement.

                          INFORMATION CONCERNING CHASE

    Chase is one of the world's largest financial services institutions with approximately $406 billion in assets. Its $4 billion sales and trading organization serves institutional investors and corporations. Chase, through its private banking industry group, Chase Asset Management, also manages approximately $232 billion in client assets. Chase's Global Investment Banking advises and provides integrated financial solutions to corporations, financial institutions, governments and entrepreneurs.

              SECTION 15(f) OF THE INVESTMENT COMPANY ACT OF 1940

    The Acquisition of RFH by Chase is subject to Section 15(f) of the Investment Company Act. Section 15(f) provides in substance that, when a sale of controlling interest in an investment advisor occurs, the investment advisor or any of its affiliated persons, as defined in the Investment Company Act, may receive any amount or benefit in connection with the sale as long as two conditions are satisfied.

    First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable to the sale. The term "unfair burden" (as defined in the Investment Company Act) includes any arrangement during the two-year period after the transaction whereby the investment advisor (or predecessor or successor advisor), or any "interested person" (as defined in the Investment Company Act) of any such advisor, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Board is not aware of any circumstances arising from the acquisition that might result in an unfair burden being imposed on the Fund. All parties involved in the transaction have agreed that they will use their reasonable best efforts to ensure that no unfair burden is placed on the Fund as a result of the acquisition during the two-year period following the acquisition.

    The second condition of Section 15(f) is that during the three-year period following the completion of a transaction, at least 75% of the investment company's directors must not be "interested persons" (as defined in the Investment Company Act) of the investment advisor or predecessor advisor or its affiliates. The Fund's current Board complies with this requirement and the Fund intends to maintain a Board similarly comprised for at least the three years required by Section 15(f).

            THE INTERIM INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

    JFIMI is serving as the investment advisor for the Fund under the Interim Agreement dated August 1, 2000. Pursuant to Section 15(a)(4) of the 1940 Act, following the consummation of Chase's 90% acquisition of RFH on August 1, 2000, the Prior Agreement was immediately terminated. On July 10, 2000, the Board authorized the current Interim Agreement to operate for 150 days after the acquisition of RFH by Chase. The 150 day-period expires on December 28, 2000. The Interim Agreement operates exactly as the Prior Agreement did with the following exception: all payment and compensation earned during the term of the Interim Agreement will be held in an interest-bearing escrow account with the Fund's custodian or a bank. If the new agreement is approved by a majority of the shareholders (see below) then the entire amount in the escrow account, including the earned interest, will be paid to JFIMI. If, however, the new agreement is not approved by a majority of the shareholders, then JFIMI will be paid out of the escrow account the lesser of (i) any costs incurred by JFIMI in performing under this Agreement (plus interest earned on that amount while in escrow), or (ii) the entire amount in the escrow account (including interest earned).

    The Prior Agreement was originally executed on July 16, 1992 and was amended by the Board on September 15, 1999 to reflect a reduction in annual fees. As was the case under the Prior Agreement, JFIMI is entitled to receive from the Fund under the Interim Agreement an annual fee equal to 1.25% of the value of the weekly net assets of the Fund up to an including $75 million, plus 1.00% of the value of the weekly net assets of the Fund over $75 million. The Interim Agreement's fee is computed beginning on August 1, 2000, the date of the consummation of Chase's acquisition of RFH.

              THE NEW INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

    On September 14, 2000, the Board voted to recommend to shareholders a new investment advisory and management agreement (the "New Agreement") which will, if approved by the Fund's shareholders and the Board, replace the Interim Agreement. Shareholders will vote on the New Agreement at the Special Meeting of Shareholders and the Board will vote at a meeting to be attended by Directors in person, as required by the 1940 Act. The New Agreement is identical to the Prior Agreement except that the effective date will be December 29, 2000. The only actual change that will occur if the New Agreement is approved is that the escrow account set out in the Interim Agreement will be eliminated.

    Under the New Agreement, JFIMI will continue to provide the same investment advisory services to the Fund that it provided under the Prior Agreement, including deciding what securities will be purchased and sold by the Fund, when purchases and sales are to be made, and arranging for such purchases and sales, all in accordance with the provisions of the Investment Company Act and any rules thereunder, the governing documents of Fund and any policies and determinations of the Board.

    As compensation for its services to the Fund under the New Agreement, JFIMI will be entitled to receive from the Fund fees calculated at the same rate as those charged under the Prior Agreement. If approved by shareholders, the New Agreement will become effective on December 29, 2000, and will remain in effect for an initial term of two years and shall continue thereafter provided its continuance is specifically approved by:

    1.
       A majority vote of the Board, cast in person at a meeting called for that purpose; or

    2.
       A vote of the holders of a majority of the outstanding voting securities of the Fund; and

    3.
       In either event, by a majority of the Board who are not parties to the New Agreement or interested persons of the Board or of any such party ("Independent Directors").

    The New Agreement provides that it may be terminated at any time, without penalty, by either party upon 60 days' written notice, provided that termination by the Fund shall be directed or approved by a vote of the Board or by a vote of holders of a majority of the shares of the Fund.

                           THE BOARD'S CONSIDERATION

    On September 14, 2000, the Board, including all of the Independent Directors, met and unanimously voted to recommend the New Agreement to shareholders. In an effort to maximize continuity in the management of the Fund, the Board in approving the Interim Agreement and recommending the New Agreements decided to maintain the same management relationship with JFIMI. The Board expressed its desire that the Fund continue to be managed by the current portfolio management team, based on the Fund's performance record and JFIMI's highly regarded investment capability in the Asian region, including the China market. The Board also determined that the current fee level is appropriate and fair to the Fund.

    The Board also considered the ongoing efforts made by the Fund and JFIMI to increase shareholder value by reducing the persistent discount of the market value of the Fund's shares to their net asset value. In addressing this concern, on May 10, 2000, the Board authorized the Fund to repurchase up to 10% of its outstanding shares. As of September 22, 2000, the Fund had repurchased 4.16% of its shares. As of that date, the discount of the Fund's shares to their net asset value was 24.3%, compared to 28.3% when the Fund began the repurchases.

    The Board will continue to seek actively to manage the discount to net asset value at which the Fund's shares trade in the market in the future. The Board will consider both the absolute level of the discount and its level relative to other similar funds.

    The Board is prepared to maintain the share repurchase program and will, if appropriate, use other mechanisms, including tender offers for the Fund's shares, to manage the discount. The Board will continue to monitor both the liquidity of the Fund's shares and the expense ratio of the Fund in the light of any actions taken to control the discount. If the above actions have, in the opinion of the Board, an unduly detrimental effect on either the expense ratio or liquidity, the Board will review the situation, including giving consideration to whether the structure of the Fund remains appropriate.

    The Board recommends that the shareholders vote "FOR" the proposal to approve the new investment advisory and management agreement between the Fund and Jardine Fleming International Management Inc.

                               BOARD OF DIRECTORS

    The following table presents information concerning the current Board of Directors. The information includes their positions and principal occupations during the last five years. Each director who is an "interested person" of the Fund (within the meaning of Section 2(a)(19) of the Investment Company Act) is indicated by an asterisk ("*") preceding his name.

Name, Address, and Age/(1)/    Positions with this Fund  Principal Occupations During Past Five Years
-------------------------------------------------------------------------------------------------------------------------
The Rt. Hon.                   Director and Chairman     Chief Executive Officer of Cromer Associates Limited;
The Earl of Cromer /(2)/                                 Chairman of Lloyd George-Standard Chartered China Fund
Class I, Age: 54                                         Limited and Philippine Discovery Investment Company
6, Sloane Terrace Mansions,                              Limited; Director of A1HQ.com Inc., Schroder Asia Pacific
London SW1X 9DG                                          Fund Limited, and Korea Asia Fund Limited; former Director
United Kingdom                                           of Inchcape Pacific Limited.
-------------------------------------------------------------------------------------------------------------------------
*A. Douglas Eu                 Director, President and   Chief Operations Officer and Secretary of Jardine Fleming
Class II, Age: 39              Treasurer                 International Management, Inc.; Director of Jardine Fleming
Hong Kong Parkview                                       India Fund, Inc. and JF Philippine Fund Inc.; former Director
Apt. 0863, Tower 10                                      of Jardine Fleming Investment Management Limited.
88 Tai Tam Reservoir Road
Hong Kong
-------------------------------------------------------------------------------------------------------------------------
Alexander Reid Hamilton /(2)/  Director                  Director of Citic Pacific Limited, The Swank Shop Limited,
Class I, Age: 58                                         Cosco International Holdings Limited, Cosco Pacific Limited,
Flat E, 15th Floor,                                      Esprit Holdings Limited, Kwong On Bank Limited, Man Sang
Gold Ning Mansion,                                       International Limited, and BOTO International Holdings
5 Tai Hang Drive,                                        Limited.
Hong Kong
-------------------------------------------------------------------------------------------------------------------------
Ng Yook Man /(2)/              Director                  Registered Architect in Hong Kong.
Class II, Age: 69
1st Floor,
Full View Comm. Building,
140-142 Des Voeux Road,
Central, Hong Kong
-------------------------------------------------------------------------------------------------------------------------
Julian M. I. Reid              Director                  Chief Executive Officer of Anglo American Asset
Class III, Age: 55                                       Management Limited; Chairman of Jardine Fleming India
Anglo American Asset                                     Fund, Inc.; Director of JF Philippine Fund Inc., former
Management Ltd.                                          Director of Jardine Fleming International Holdings Limited
10 Felix de Valois Street                                and Jardine Fleming Investment Management Limited.
Port Louis, Mauritius
-------------------------------------------------------------------------------------------------------------------------
Anthony John Morgan            Secretary                 Director of Jardine Fleming Australia Management Limited,
Age: 34                                                  Jardine Fleming Capital Partners Ltd. and Al-Meezan
47th Floor, Jardine House,                               Investment and Financial Services (Private) Limited; former
1 Connaught Place, Central,                              Company Secretary of Jardine Fleming China Region Limited
Hong Kong                                                and Jardine Fleming Asia Pacific Limited.
-------------------------------------------------------------------------------------------------------------------------
Henry H. Hopkins               Assistant Secretary       Director of T. Rowe Price Associates, Inc., since 1987 and a
Age: 57                                                  managing director of that company since 1989.
100 East Pratt Street,
Baltimore, Maryland 21202,
USA
-------------------------------------------------------------------------------------------------------------------------

 /(1)/ Number I, II or III below a director's name indicates whether he serves in Class I, II or III of the Board of Directors. Class I directors will serve until the 2002 Annual Meeting with the position then becoming one for subsequent three-year terms; Class II directors will serve until the 2003 Annual Meeting with the position then becoming one for subsequent three-year terms; and the term of Class III directors expires at the 2001 Annual Meeting with the position then becoming one for subsequent three-year terms. See "Common Stock" in the Prospectus.

 /(2)/ Denotes member of the Audit Committee of the Board of Directors.

    During the fiscal year ended December 31, 1999, the Board of Directors held a total of four meetings. The Board has an Audit Committee, but does not have a Nominating or Compensation Committee. The Audit Committee met twice during the fiscal year ended December 31, 1999. At present, the Audit Committee members are Messrs. Hamilton, Ng and The Rt. Hon. The Earl of Cromer. The Audit Committee meets with the Fund's independent accountants to review whether satisfactory accounting procedures are being followed by the Fund and whether internal accounting controls are adequate to inform itself with regard to non-audit services performed by the independent accountants and to review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. All of the directors attended more than 75% of the Board and Committee meetings (including committees other than the Audit Committee) for which they were eligible to attend.

                     COMPENSATION OF DIRECTORS AND OFFICERS

    The directors and officers of the Fund who are officers or employees of the Investment Adviser receive no remuneration from the Fund. The directors of the Fund do not receive any pensions or retirement benefits from the Fund or the Investment Adviser.

    The table below sets forth the compensation paid by the Fund to its directors for the year ended December 31, 1999:

Name of Person, Position                    Total Compensation From Fund  Total Compensation From Fund and
                                                                          Fund Complex With Two Funds
The Rt. Hon. The Earl of Cromer, Chairman             $15,275                          $ 15,275
and Director
Martin Gilbert Barrow, Director (resigned             $10,507                          $ 10,507
effective November 24, 1999)
S. M. Chung, Director                                 $10,760                          $ 10,760
(resigned effective July 25, 2000)
A. R. Hamilton, Director                              $14,000                          $ 14,000
Ng Yook Man, Director                                 $14,000                          $ 14,000
Julian M. I. Reid, Director                           $13,000                          $ 28,634
Emmett J. Rice, Director                              $14,000                          $ 14,000
(resigned effective June 30, 2000)
Total                                                 $91,542                          $107,176

    The compensation from the Fund is comprised solely of directors' and attendance fees. The fees are paid on the basis of an annual fee of $10,000 plus $500 per meeting attended. In addition, a premium of $2,000 per annum is payable to the Chairman effective May 12, 1999. Mr. Eu does not receive such fees because of his affiliation with JFIMI.

    None of the executive officers of the Fund received any compensation from the Fund for the year ended December 31, 1999.

                             THE INVESTMENT ADVISER

    The Fund's Investment Adviser is Jardine Fleming International Management Inc. ("JFIMI"), which was incorporated in the British Virgin Islands in 1992 and is registered as an investment adviser under the Investment Advisers Act. The Investment Adviser's principal address is 47th Floor, Jardine House, 1 Connaught Place, Hong Kong.

    The following table represents information concerning the principal executive officers and directors of JFIMI. The address of each, as it relates to his duties at JFIMI is the same as that of

Name                               Position with JFIMI and Principal Occupation
----------------------------------------------------------------------------------------------------------------------------
Michael D. Testa, Director         Director of JFIMI; Director of Fleming International Fixed Interest Management Ltd.;
                                   Director of T. Rowe Price International Inc.
----------------------------------------------------------------------------------------------------------------------------
Douglas A. Eu, Chief Operations    Chief Operations Officer and Secretary of JFIMI; Director of Jardine Fleming India
Officer, Secretary                 Fund, Inc., Jardine Fleming China Region Fund, Inc. and JF Philippine Fund Inc.
----------------------------------------------------------------------------------------------------------------------------
Hugh M.G. Forsgate, Director       Director of JFIMI; Non-executive Director of the Jardine Engineering Corporation Ltd.;
                                   Chairman and Director of Eralda Industries Ltd.
----------------------------------------------------------------------------------------------------------------------------
Mark B.E. White, Chief Executive   Director and Chief Executive Officer of JFIMI.
Officer, Director
----------------------------------------------------------------------------------------------------------------------------



    The table below shows the fee schedule for the two funds JFIMI acts as an advisor for and the amount of advisory fees paid to JFIMI with respect to each fund for the fiscal year ended December 31, 1999 for the Jardine Fleming China Region Fund, Inc. and November 30, 1999 for the Jardine Fleming India Fund, Inc.

                          Annual Advisory Fee Rate
Name of Fund            (percentage of average weekly net       Advisory Fee
                        assets)
Jardine Fleming China   1.25% up to $75 million, 1.00%          $1,061,548
Region Fund, Inc.       thereafter
Jardine Fleming India   1.15%                                   $1,449,791
Fund, Inc.



                               THE ADMINISTRATOR

    The Fund's Administrator is T. Rowe Price Services Inc., whose address is 100 East Pratt Street, Baltimore, MD 21202.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2001 Annual Meeting of the Shareholders of the Company must be received by November 16, 2000, to be included in the Proxy Statement. A Shareholder seeking to have a proposal considered at the 2001 Annual Meeting where the proposal is not received by November 16, 2000, should notify the Fund no later than January 31, 2001. If notice is not received by January 31, 2001, then the persons appointed as proxies may vote on the proposal as they see fit notwithstanding that shareholders have not been advised of the proposal in the Proxy Statement. Any proposal submitted by shareholders must comply in all respects with the following: (1) the rules and regulations of the Securities and Exchange Commission; (2) the provisions of the Fund's Certificate of Incorporation and By-laws; and (3) Maryland law. The Fund expects the 2001 Annual Meeting will be held in May of 2001.

                                 OTHER MATTERS

The Board of Directors of the Fund knows of no other matters to be presented for action at the Meeting other than those mentioned above; however, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Fund.

    THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE ANNUAL REPORT TO SHAREHOLDERS UPON REQUEST. REQUESTS FOR COPIES OF SUCH REPORTS SHOULD BE DIRECTED TO:

STATE STREET BANK & TRUST COMPANY P.O. Box 8200 Boston, MA 02266-8200

800-426-5523

                               On Behalf of the Board
                               [Signature]
                               The Rt. Hon. The Earl of Cromer
                               Chairman

____
 X   PLEASE MARK VOTES
____ AS IN THIS EXAMPLE

___________________________________   THE BOARD OF DIRECTORS UNANIMOUSLY
JARDINE FLEMING CHINA REGION FUND, INC.
RECOMMENDS A VOTE "FOR" THE PROPOSAL.
___________________________________
                                                       ForAgainst Abstain

                                      1.
                                         To approve the new Investment Advisory
                                         and Management Agreement between the
                                         Fund and Jardine Fleming International
                                         Management Inc. ("JFIMI"), pursuant to
                                         which JFIMI will continue to serve as
                                         the investment advisor with respect to
                                         the assets of the Fund.           / /

                                         / /
                                         / /

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /


CONTROL NUMBER: RECORD DATE SHARES:

Please be sure to sign                Date
and date this Proxy.


______________________
______________________
Shareholder sign here Co-owner sign here
-------------------------------------------------------------------------------
DETACH CARD                                                      DETACH CARD

                                JARDINE FLEMING CHINA REGION FUND, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There is an issue related to the management and operation of your Fund that requires your immediate attention and approval. This issue is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Shareholders, October 30, 2000.

Thank you in advance for your prompt consideration of this matter.

Sincerely,


Jardine Fleming China Region Fund, Inc.

                    JARDINE FLEMING CHINA REGION FUND, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED SHAREHOLDER of Jardine Fleming China Region Fund, Inc. (the "Fund") hereby appoints Kirk M. Joy and Forrest R. Foss, and each of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Monday, October 30, 2000, at 10:00 a.m., at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, and at any and all adjournments thereof with respect to the matter set forth below and described in the Notice of Special Meeting and Proxy Statement dated October 11, 2000, receipt of which is hereby acknowledged, and any other matters arising before such Special Meeting or any adjournment thereof.

Properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the proposal and in the best discretion of the proxyholders as to any other matters. Please refer to the Proxy Statement for a discussion of the proposal.

_________________________________________________________________

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

_________________________________________________________________

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?
___________________________        ___________________________
___________________________        ___________________________
___________________________        ___________________________